Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS RECORD YEAR ENDED DECEMBER 31, 2009 FINANCIAL RESULTS

HAMILTON, BERMUDA, FEBRUARY 17, 2010 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $383.3 million, or a record $7.33 per diluted common share, for the year ended December 31, 2009.

The results for the quarter ended December 31, 2009 include net income of $90.8 million or $1.76 per diluted common share.  Net premiums earned were $227.6 million, net favorable development was $35.0 million and net investment income and net realized gains on investments were $65.6 million for the quarter.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Platinum performed very well in 2009 producing record earnings per share and record growth in book value per share.  Our results reflect a disciplined approach to underwriting, investing and capital management aided by a low level of major catastrophe loss activity. Our book value per share was $45.22 as of December 31, 2009, an increase of 3.8% from September 30, 2009 and 30.8% from December 31, 2008.”

Mr. Price added, “Absent a major event in the insurance or capital markets, we expect the reinsurance marketplace to show deterioration over the course of 2010.  We will continue with our strategy of responding to changes in market conditions and underwriting for profitability, not market share. We believe 2010 will be a challenging year from an underwriting perspective, but market conditions should allow us to participate selectively in a range of reinsurance classes.”

Results for the quarter ended December 31, 2009 are summarized as follows:

•	Net income was $90.8 million or $1.76 per diluted common share.

•	Net premiums written were $200.9 million and net premiums earned were $227.6 million.

•	GAAP combined ratio was 77.3%.

•	Net investment income was $40.9 million.

•	Net realized gains on investments were $24.7 million.

Results for the quarter ended December 31, 2009 as compared with the quarter ended December 31, 2008 are summarized as follows:

•	Net income increased $26.7 million (or 41.7%).

•	Net premiums written decreased $36.4 million (or 15.4%) and net premiums earned decreased $46.7 million (or 17.0%).

•	GAAP combined ratio decreased 20.4 percentage points.

•	Net investment income decreased $1.7 million (or 3.9%).

•	Net realized gains on investments decreased $35.8 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2009 were $114.4 million, $82.6 million and $3.9 million, respectively, representing 57.0%, 41.1% and 1.9%, respectively, of total net premiums written. Combined ratios for these segments were 70.0%, 86.4% and 112.3%, respectively. Compared with the quarter ended December 31, 2008, net premiums written decreased $24.1 million (or 17.4%), $12.2 million (or 12.9%) and $0.07 million (or 1.8%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2009 are summarized as follows:

•	Net income was $383.3 million or $7.33 per diluted common share.

•	Net premiums written were $897.8 million and net premiums earned were $937.3 million.

•	GAAP combined ratio was 76.7%.

•	Net investment income was $163.9 million.

•	Net realized gains on investments were $78.6 million.

Results for the year ended December 31, 2009 as compared with the year ended December 31, 2008 are summarized as follows:

•	Net income increased $157.1 million (or 69.4%).

•	Net premiums written decreased $139.7 million (or 13.5%) and net premiums earned decreased $177.5 million (or 15.9%).

•	GAAP combined ratio decreased 15.2 percentage points.

•	Net investment income decreased $22.6 million (or 12.1%).

•	Net realized gains on investments increased $21.4 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2009 were $517.0 million, $356.5 million and $24.3 million, respectively, representing 57.6%, 39.7% and 2.7%, respectively, of total net premiums written.  Combined ratios for these segments were 67.2%, 87.6% and 116.2%, respectively.  Compared with the year ended December 31, 2008, net premiums written decreased $76.1 million (or 12.8%) and $73.6 million (or 17.1%) in the Property and Marine and Casualty segments, respectively, and increased $9.9 million (or 69.1%) in the Finite Risk segment.

Total assets were $5.02 billion as of December 31, 2009, an increase of $94.4 million (or 1.9%) from $4.93 billion as of December 31, 2008.  Cash, cash equivalents and fixed maturity investments were $4.37 billion as of December 31, 2009, an increase of $109.7 million (or 2.6%) from $4.26 billion as of December 31, 2008.

Shareholders’ equity was $2.08 billion as of December 31, 2009, an increase of $268.3 million (or 14.8%) from $1.81 billion as of December 31, 2008.  Book value per common share was $45.22 as of December 31, 2009 based on 45.9 million common shares outstanding, an increase of $10.64 (or 30.8%) from $34.58 as of December 31, 2008 based on 47.5 million common shares outstanding.  Book value reflects common share repurchases of $252.3 million at a weighted average cost, including commissions, of $32.13 per share during the year ended December 31, 2009.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, February 18, 2010 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 888-264-8893 (US callers) or 913-312-1430 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, February 18, 2010 until midnight Eastern time on Thursday, February 25, 2010.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 5494228.  The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company’s operating subsidiaries have financial strength ratings of A (Excellent) from A.M. Best and A (Strong) from Standard & Poor’s.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us.  The foregoing factors should not be construed as exhaustive.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

#    #     #

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2009 and December 31, 2008
(amounts in thousands, except per share amounts)

	December 31, 2009	December 31, 2008
	(Unaudited)
Assets
Investments	$3,660,515	$3,371,886
Cash, cash equivalents and short-term investments	709,134	888,053
Reinsurance premiums receivable	269,912	307,539
Accrued investment income	29,834	29,041
Reinsurance balances (prepaid and recoverable)	29,710	23,310
Deferred acquisition costs	40,427	50,719
Funds held by ceding companies	84,478	136,278
Other assets	197,568	120,337
Total assets	$5,021,578	$4,927,163

Liabilities
Unpaid losses and loss adjustment expenses	$2,349,336	$2,463,506
Unearned premiums	180,609	218,890
Debt obligations	250,000	250,000
Commissions payable	90,461	125,551
Other liabilities	73,441	59,819
Total liabilities	2,943,847	3,117,766

Total shareholders' equity	2,077,731	1,809,397

Total liabilities and shareholders' equity	$5,021,578	$4,927,163

Book value per common share (a)	$45.22	$34.58

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Twelve Months Ended December 31, 2009 and 2008
(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Revenue
Net premiums earned	$227,584	274,238	937,336	$1,114,796
Net investment income	40,871	42,537	163,941	186,574
Net realized gains on investments	24,713	60,521	78,630	57,254
Net impairment losses	(5,864)	(17,590)	(17,603)	(30,686)
Other (expense) income	(1,138)	(195)	3,084	337
Total revenue	286,166	359,511	1,165,388	1,328,275

Expenses
Net losses and LAE	109,993	193,775	478,342	718,233
Net acquisition expenses	47,916	59,716	176,419	242,715
Net changes in fair value of derivatives	2,913	5,700	9,741	14,114
Operating expenses	25,698	20,265	94,682	88,208
Net foreign currency exchange (gains) losses	(242)	3,497	(399)	6,760
Interest expense	4,759	4,753	19,027	19,006
Total expenses	191,037	287,706	777,812	1,089,036

Income before income tax expense	95,129	71,805	387,576	239,239
Income tax expense	4,358	7,753	4,285	12,999

Net income	90,771	64,052	383,291	226,240
Preferred dividends	-	2,602	1,301	10,408

Net income attributable to common shareholders	$90,771	61,450	381,990	$215,832

Basic
Weighted average common shares outstanding	48,294	47,363	49,535	49,310
Basic earnings per common share	$1.88	1.30	7.71	$4.38

Diluted
Adjusted weighted average common shares outstanding	51,466	54,499	52,315	56,855
Diluted earnings per common share	$1.76	1.18	7.33	$3.98

Comprehensive income
Net income	$90,771	64,052	383,291	$226,240
Other comprehensive income (loss), net of deferred taxes	(36,726)	(18,730)	133,226	(164,648)
Comprehensive income	$54,045	45,322	516,517	$61,592

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended December 31, 2009 and 2008
($ in thousands)

Three Months Ended December 31, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$114,423	82,548	3,884	$200,855

Net premiums earned	133,934	89,189	4,461	227,584

Net losses and LAE	64,081	47,085	(1,173)	109,993
Net acquisition expenses	19,281	22,821	5,814	47,916
Other underwriting expenses	10,406	7,094	370	17,870
Total underwriting expenses	93,768	77,000	5,011	175,779
Segment underwriting income (loss)	$40,166	12,189	(550)	51,805

Net investment income				40,871
Net realized gains on investments				24,713
Net impairment losses				(5,864)
Net changes in fair value of derivatives				(2,913)
Net foreign currency exchange gains				242
Other expense				(1,138)
Corporate expenses not allocated to segments				(7,828)
Interest expense				(4,759)
Income before income tax expense				$95,129

GAAP underwriting ratios:
Loss and LAE	47.8%	52.8%	(26.3%)	48.3%
Acquisition expense	14.4%	25.6%	130.3%	21.1%
Other underwriting expense	7.8%	8.0%	8.3%	7.9%
Combined	70.0%	86.4%	112.3%	77.3%

Three Months Ended December 31, 2008
Segment underwriting results

Net premiums written	$138,546	94,789	3,957	$237,292

Net premiums earned	152,241	118,241	3,756	274,238

Net losses and LAE	118,035	84,818	(9,078)	193,775
Net acquisition expenses	21,697	27,041	10,978	59,716
Other underwriting expenses	8,718	5,248	309	14,275
Total underwriting expenses	148,450	117,107	2,209	267,766
Segment underwriting income	$3,791	1,134	1,547	6,472

Net investment income				42,537
Net realized gains on investments				60,521
Net impairment losses				(17,590)
Net changes in fair value of derivatives				(5,700)
Net foreign currency exchange losses				(3,497)
Other expense				(195)
Corporate expenses not allocated to segments				(5,990)
Interest expense				(4,753)
Income before income tax expense				$71,805

GAAP underwriting ratios:
Loss and LAE	77.5%	71.7%	(241.7%)	70.7%
Acquisition expense	14.3%	22.9%	292.3%	21.8%
Other underwriting expense	5.7%	4.4%	8.2%	5.2%
Combined	97.5%	99.0%	58.8%	97.7%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Twelve Months Ended December 31, 2009 and 2008
($ in thousands)

Twelve Months Ended December 31, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$517,011	356,488	24,335	$897,834

Net premiums earned	528,488	388,901	19,947	937,336

Net losses and LAE	250,646	226,511	1,185	478,342
Net acquisition expenses	66,992	88,841	20,586	176,419
Other underwriting expenses	37,331	25,644	1,412	64,387
Total underwriting expenses	354,969	340,996	23,183	719,148
Segment underwriting income (loss)	$173,519	47,905	(3,236)	218,188

Net investment income				163,941
Net realized gains on investments				78,630
Net impairment losses				(17,603)
Net changes in fair value of derivatives				(9,741)
Net foreign currency exchange gains				399
Other income				3,084
Corporate expenses not allocated to segments				(30,295)
Interest expense				(19,027)
Income before income tax expense				$387,576

GAAP underwriting ratios:
Loss and LAE	47.4%	58.2%	5.9%	51.0%
Acquisition expense	12.7%	22.8%	103.2%	18.8%
Other underwriting expense	7.1%	6.6%	7.1%	6.9%
Combined	67.2%	87.6%	116.2%	76.7%

Twelve Months Ended December 31, 2008
Segment underwriting results

Net premiums written	$593,087	430,084	14,394	$1,037,565

Net premiums earned	599,110	503,300	12,386	1,114,796

Net losses and LAE	397,200	337,051	(16,018)	718,233
Net acquisition expenses	90,816	125,934	25,965	242,715
Other underwriting expenses	38,492	23,982	1,270	63,744
Total underwriting expenses	526,508	486,967	11,217	1,024,692
Segment underwriting income	$72,602	16,333	1,169	90,104

Net investment income				186,574
Net realized gains on investments				57,254
Net impairment losses				(30,686)
Net changes in fair value of derivatives				(14,114)
Net foreign currency exchange losses				(6,760)
Other income				337
Corporate expenses not allocated to segments				(24,464)
Interest expense				(19,006)
Income before income tax expense				$239,239

GAAP underwriting ratios:
Loss and LAE	66.3%	67.0%	(129.3%)	64.4%
Acquisition expense	15.2%	25.0%	209.6%	21.8%
Other underwriting expense	6.4%	4.8%	10.3%	5.7%
Combined	87.9%	96.8%	90.6%	91.9%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.